UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                               FORM 8-K/A (NO. 1)
                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                                 March 31, 2005
                                 --------------
                Date of Report (Date of earliest event reported)

                                 FBO Air, Inc.
                                 -------------
             (Exact name of registrant as specified in its charter)


          Nevada                333-56046                   87-0617649
         --------              ---------                  ----------
(State or other jurisdiction   (Commission               (IRS Employer
      of incorporation)        File Number)           Identification No.)

                                101 Hangar Road
                                Avoca, PA 18641
                                ---------------
                    (Address of principal executive offices)

                                 (570) 414-1400
                                 --------------
              (Registrant's telephone number, including area code)

         (Former name or former address, if changed since last report)

On April 6, 2005, FBO Air, Inc., the registrant (the "Company"), filed a Current Report on Form 8-K (the "Form 8-K") reporting, among other items, in Item 2.01 that its subsidiaries had acquired all of the outstanding shares of capital stock of Tech Aviation Service, Inc., a Pennsylvania corporation ("Tech Aviation"), and certain assets of Central Plains Aviation, Inc., a Kansas corporation ("Central Plains"), and in Item 9.01 of the Form 8-K, the Company indicated that it would file in an amendment to the Form 8-K the financial statements of Tech Aviation and Central Plains and pro forma financial information reflecting such acquired businesses, thereby fulfilling the requirements of subsections (a) and (b) of Item 9.01 within the prescribed period. This Amendment No. 1 to Form 8-K on Form 8-K/A furnishes such information and adds no exhibits to those initially filed in the Form 8-K in subsection (c) of Item 9.01. There are no other changes made to the Form 8-K.

Item 9.01  Financial Statements and Exhibits

(a) Financial Statements of the businesses acquired.

The audited financial statements of Tech Aviation and Central Plains as of December 31, 2004 and 2003 and for the years ended December 31, 2004 and 2003 are included herein.

(b) Pro Forma financial information.

The pro forma financial information which gives effect to the acquisition of the stock of Tech Aviation and certain net assets of Central Plains is included herein.

(c) Exhibits.

      Exhibit No.       Description
      -----------       -----------

      3(i)(1)           Copy of Certificate of Designations. (1)

      4.1               Form of 10% Senior Secured Promissory Note due March 31,
                        2008. (2)

      4.2               Form of Investor Warrant. (2)

      4.3               Copy of General Security Agreement dated as of March 31,
                        2005. (2)

      4.4 Form of Registration Rights Agreement (without schedule or exhibit). (2)

      Exhibit No.       Description
      -----------       -----------

      4.5 Form of Co-Investor Registration Rights Agreement (without schedule or exhibit). (2)

      5 Copy of Employment Agreement dated as of April 1, 2005 by and between Robert J. Ettinger and the Company. (2)

      6 Copy of Business Development Agreement dated as of January 2, 2004 by and between Jeffrey M. Trenk and the Company. (3)

      7 Copy of Employment Agreement dated as of April 1, 2005 between Jeffrey M. Trenk and the Company. (2)

      8 Copy of Employment Agreement dated as of January 2, 2004 by and between Ronald J. Ricciardi and the Company. (3)

      9 Copy of First Amendment effective April 1, 2005 to the Employment Agreement filed as Exhibit 10.10 hereto. (2)

      10.1 Copy of Asset Purchase Agreement dated March 31, 2005 by and among Central Plains Aviation, Inc., FBO Air-Garden City, Inc. and Jon A Crotts. (2)

      10.2 Copy of Employment Agreement dated March 31, 2005 between FBO Air-Garden City, Inc. and Jon A. Crotts. (2)

      10.3 Copy of Stock Purchase Agreement dated March 31, 2005 by and among Tech Aviation Service, Inc., Ronald D. Ertley, Frank E. Paczewski and FBO Air Wilkes-Barre, Inc. (2)

      10.4 Employment Agreement dated March 31, 2005 between Tech Aviation Service, Inc. and Frank E. Paczewski. (2)

      10.10             Form of Convertible Notes due April 15, 2009. (4)

      10.11 Copy of Letter Agreement dated October 21, 2004 amending the Convertible Notes, the form of which is filed as
                        Exhibit 10.6. (5)

---------------

(1) Incorporated by reference to the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004.

(2)   Filed herewith.

(3) Incorporated by reference to the Company's Current Report on Form 8-K filed on October 5, 2004.

(4) Incorporated by reference to the Company's Current Report on Form 8-K filed on August 27, 2004.

(5) Incorporated by reference to the Company's Current Report on Form 8-K/A filed on November 4, 2004

FBO AIR, INC. AND SUBSIDIARIES

FBO AIR - WILKES-BARRE, INC. (FORMERLY TECH AVIATION, INC.) AND FBO AIR - GARDEN CITY, INC. (FORMERLY CENTRAL PLAINS, INC.)

PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET AS OF DECEMBER 31, 2004

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2004

The following unaudited pro forma condensed consolidated balance sheet as of December 31, 2004 aggregates the condensed consolidated balance sheets of FBO Air, Inc. and subsidiaries ("FBO Air"), as of December 31, 2004, and the balance sheets of Tech Aviation, Inc. ("Tech Aviation") and Central Plains, Inc. ("Central Plains") as of December 31, 2004, and gives effect to the acquisition transaction which occurred effective as of March 31, 2005, as well as the private placement which was funded on March 31, April 8 and April 15, 2005. The accounting for the transaction is more fully described in Note 1 to the pro forma financial statements.

The following unaudited pro forma condensed consolidated statement of operations combines the results of operations of FBO Air and its subsidiaries for the year ended December 31, 2004 with the statements of operations for Tech Aviation and Central Plains for the same period as if the acquisition had occurred as of the beginning of each period. In Addition, this pro forma condensed consolidated statement of operations reflects the effect of the private placement, incorporating additional charges for interest and dividend costs.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the separate historical audited financial statements of FBO Air as filed on Form 10-KSB and Form 10-K/A for the year ended December 31, 2004 and the audited financial statements for Tech Aviation and Central Plains appearing elsewhere in this Form 8-K/A for the years ended December 31, 2004 and 2003. These pro forma financial statements are not necessarily indicative of the consolidated financial position, had the acquisition occurred on the date indicated above, or the statements of profit and loss which might have existed for the periods indicated or statements of profit and loss as they may be in the future.


                         FBO AIR, INC. AND SUBSIDIARIES
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                December 31, 2004


                                     ASSETS
                                                      Tech       Central   Pro Forma          Pro Forma
                                          FBO Air   Aviation     Plains    Adjustments         Balance
CURRENT ASSETS
Cash and cash equivalents                  14,117    138,701     16,143   5,257,460  (b),(f)  2,694,276
                                                -          -          -  (2,732,145) (a)
Accounts receivable, net                        -    201,424     73,823     (38,130) (f)        237,117
Inventory                                       -    102,450     33,886      (5,632) (f)        130,704
Prepaid expenses                            2,668    153,305          -    (100,974) (f)         54,999
Due from stockholder                       15,510          -          -           -              15,510
                                       ---------- ---------- ----------  ----------          ----------
  Total current assets                     32,295    595,880    123,852   2,380,579           3,132,606


PROPERTY, PLANT AND EQUIPMENT, net              -     75,240    144,439     475,106  (c)        694,785

OTHER ASSETS

Deposit for acquisition                    10,000          -          -           -              10,000
Intangible assets                           3,400          -          -     150,000  (c)        153,400
Goodwill                                       --         --         --   2,368,284  (c)      2,368,284
                                       ---------- ---------- ----------  ----------          ----------

      Total other assets                   13,400         --         --   2,518,284           2,531,684
                                       ---------- ---------- ----------  ----------          ----------

TOTAL ASSETS                           $   45,695 $  671,120 $  268,291  $5,373,969          $6,359,075
                                       ========== ========== ==========  ==========          ==========

              LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

Accounts payable and accrued expenses     198,693    295,510     35,904       3,362  (f)        533,469
Customer prepayments                            -     74,706      4,720     (79,426) (f)              -
Notes payable                                   -     20,205     84,000    (104,205) (f)              -
Notes payable - shareholders                    -     29,343          -     (29,343) (f)              -
Long-term debt - current portion                -    113,000          -     (52,319) (f)         60,681
                                       ---------- ---------- ----------  ----------          ----------
      Total current liabilities           198,693    532,764    124,624    (261,931)            594,150

LONG-TERM LIABILITIES
---------------------
Convertible notes                         380,000          -          -    (380,000) (b)              -
Senior Notes Payable -
 net of discount of $1,204,150                  -          -          -     291,783  (b)        291,783
Notes Payable - other
 - less current portion                         -          -          -     432,948  (e)
Notes Payable - other
  - less current portion                       --    240,833         --        (833) (f)         672,948
                                       ---------- ---------- ----------  ----------          ----------
  Total long term liabilities             380,000    240,833         --     343,898             964,731
                                       ---------- ---------- ----------  ----------          ----------
    Total liabilities                     578,693    773,597    124,624      81,967           1,558,881

MANDATORILY REDEEMABLE CONVERTIBLE
     PREFERRED STOCK - net of discount
      of $3,382,650, 597 shares issued          -          -          -           -                   -

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY

Preferred stock - $.001 par value;
  authorized 10,000,000; none
 issued and outstanding
Common stock - $.001 par value;
 authorized 100,000,000;
10,044,397 issued and outstanding           6,026      1,000     40,000     (36,982) (d)         10,044
Deferred financing costs                        -          -          -  (1,914,165) (b)     (1,914,165)
Additional paid-in capital                 34,475     99,000     14,029   7,130,310  (d)      7,277,814
Accumulated deficit                      (573,499)  (202,477)    89,638     112,839  (d)       (573,499)
                                       ---------- ---------- ----------  ----------          ----------

TOTAL STOCKHOLDERS' EQUITY               (532,998)  (102,477)   143,667   5,292,002           4,800,194
                                       ---------- ---------- ----------  ----------          ----------

TOTAL LIABILITIES AND STOCKHOLDERS'
EQUITY                                 $   45,695 $  671,120 $  268,291  $5,373,969          $6,359,075
                                       ========== ========== ==========  ==========          ==========


                         FBO AIR, INC. AND SUBSIDIARIES
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                          Year Ended December 31, 2004


                                                      Tech         Central   Pro Forma          Pro Forma
                                          FBO Air   Aviation       Plains    Adjustments         Balance
                                       ---------- ----------     ----------  ----------          ----------
SALES                                   $       - $5,378,189   $1,259,414.0                     $ 6,637,603
COST OF SALES                                   -  2,980,193        885,479           -           3,865,672
                                       ---------- ----------     ----------  ----------          ----------
    GROSS PROFIT                               --  2,397,996        373,935          --           2,771,931
EXPENSES
General and administrative expenses       491,735  2,152,905        385,998      59,600  (g)      3,090,238
Compensatory element of stock
issuances (for general and
administrative expenses)                   69,227         --            --           --              69,227
                                       ---------- ----------     ----------  ----------          ----------
TOTAL EXPENSES                            560,962  2,152,905        385,998      59,600           3,159,465
                                       ---------- ----------     ----------  ----------          ----------
OPERATING LOSS                           (560,962)   245,091        (12,063)    (59,600)           (387,534)
OTHER INCOME (EXPENSES):
Interest expense                          (12,537)   (25,676)        (9,986)    (23,700) (h)       (610,826)
                                                                               (538,927) (i)
Gain (loss) on sale of assets                  --         --         84,501          --              84,501
                                       ---------- ----------     ----------  ----------          ----------
TOTAL OTHER INCOME (EXPENSE)              (12,537)   (25,676)      74,515    (562,627)             (526,325)
                                       ---------- ----------     ----------  ----------          ----------


NET LOSS                               $ (573,499)$  219,415      $  62,452  $ (622,227)         $ (913,859)
                                       ========== ==========      =========  ==========          ==========
Basic and diluted loss per common share:
Deemed dividend to preferred shareholders -
    accretion of discount                                                    (1,414,000) (j)     (1,414,000)
Preferred stock dividends                                                      (339,360) (j)       (339,360)
Net loss applicable
 to common stockholders                $ (573,499)$  219,415     $   62,452 $(2,375,587)        $(2,667,219)
Basic and Diluted Loss Per
Common Share                           $    (0.10)$       --     $       --  $    (0.59)        $     (0.27)
                                       ========== ==========     ==========  ==========         ===========
Weighted Average Common Shares
Basic and Diluted                       6,026,022                             4,018,375          10,044,397
                                       ==========                            ==========         ===========

    See notes to unaudited pro forma condensed consolidated financial statements

FBO AIR, INC. AND SUBSIDIARIES

NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE 1 - ACQUISITION

      1. Asset Purchase Agreement

            (a) On March 31, 2005, FBO Air-Garden City, Inc. ("FBO Garden City"), a Kansas corporation and a wholly-owned subsidiary of FBO Air, executed an Asset Purchase Agreement made and entered into as of March 21, 2005 (the "Asset Purchase Agreement") with Central Plains Aviation, Inc., a Kansas corporation and fixed base operator conducting business in Kansas ("Central Plains"), and Jon A. Crotts ("Crotts"), the President of Central Plains. Other than in respect of the Asset Purchase Agreement, there is no material relationship between the Company or its affiliates (including FBO Garden City) and Central Plain or Crotts.

            (b) Pursuant to the Asset Purchase Agreement, the Company purchased certain assets of Central Plains, paying cash at closing of $466,000, and issuing a note payable to the Central Plains shareholder for $240,000. This note bears an interest rate of 5% per annum, and is payable in 6 quarterly installments of approximately $42,000 each, with the first installment due June 30, 2005. FBO Garden City assumed no liabilities as a result of its purchase of assets from Central Plains. The assets purchase by FBO Garden City was closed on March 31, 2005 and FBO Garden City is now conducting a fixed base operation at the Garden City Regional Airport instead of Central Plains.

      2. Stock Purchase Agreement

            (a) On March 31, 2005, FBO Air Wilkes-Barre, Inc., a Pennsylvania corporation and a wholly-owned subsidiary of the Company ("FBO Wilkes-Barre"), executed a Stock Purchase Agreement (the "Stock Purchase Agreement") with Tech Aviation Service, Inc., a Pennsylvania corporation and fixed base operator conducting business in the Northeast ("Target"), and Ronald D. Ertley ("Ertley") and Frank E. Paczewski ("Paczewski;" Ertley and Paczewski being collectively referred to herein as the "Target Stockholders.")

            (b) Pursuant to the Stock Purchase Agreement, FBO Wilkes-Barre purchased from the Target Stockholders all of the outstanding shares of the capital stock of Target for an aggregate cash purchase price of approximately $2,256,000, applied a deposit of $10,000 and issued notes payable to the Tech Aviation shareholders with a face value aggregating $500,000. The notes bear no stated interest. The notes were discounted at a market interest rate of 5% per annum and recorded at the net discounted value of $432,948. These notes are to be repaid with five annual payments aggregating $100,000 annually, beginning on March 31, 2006. FBO Wilkes-Barre is now conducting a fixed based operation at Wilkes-Barre /Scranton International Airport instead of Target.

            (c) Total consideration for both Tech Aviation and Central Plains is shown as follows:

           Total Consideration:
           -------------------
             Cash (net of cash acquired of $167,329)       $2,554,818
             Notes payable                                    672,948
                                                           ----------
                   Total Consideration                     $3,227,766
                                                           ==========

Acquisition of Tech Aviation.

      The following table details the allocation of the purchase price for Tech
Aviation:

                                                                     Fair Value
                                                                     ----------

Cash                                                                $   167,329
Accounts receivable                                                     237,117
Inventory                                                                99,752
Prepaid expenses                                                         52,331
Equipment                                                               579,785
Intangible assets - trade names                                         100,000
Intangible assets - customer relationships                               20,000
Goodwill                                                              1,838,284
Accounts payable and accrued expenses                                  (334,776)
Long term debt                                                          (60,681)
                                                                    -----------

Total                                                               $ 2,699,141
                                                                    ===========

Acquisition of Central Plains

      The following table details the allocation of the purchase price for Central Plains:

                                                                      Fair Value
                                                                      ----------
Inventory                                                               $ 30,952
Equipment                                                                115,000
Intangible assets - customer relationships                                30,000
Goodwill                                                                 530,000
                                                                        --------

Total                                                                   $705,952
                                                                        ========

Note 2 - PRIVATE PLACEMENT

Private Offering
On March 31, April 8 and April 15, 2005, the Company issued approximately $1,496,000 in aggregate principal amount of Senior Notes due March 31, 2008, $2,992,000 of the Series A Convertible Preferred Stock (the "Convertible Preferred Stock") and warrants to purchase an aggregate of 2,993,000 shares of the Common Stock. This closing resulted in proceeds of $4,489,000.

In conjunction with this offering, the placement agent was paid cash fees of $524,000 and was granted warrants to purchase approximately 1,296,000 shares of the Common Stock. The total of these fees, plus $10,000 in fees that were accrued at closing, have been capitalized and charged to equity as deferred financing costs to be amortized over a three year period.

On March 31, 2005, the Company sold, in a related private placement, an additional $1,250,000 of the Series A Convertible Preferred Stock and warrants to purchase an aggregate of 625,000 shares of the Common Stock. Of the total sold, $100,000 was received in advance from investors during February 2005. The remaining amount was received in cash at closing. The placement agent received neither cash nor warrant compensation for this issue.

NOTE 3 - PRO FORMA ADJUSTMENTS

The pro forma adjustments give effect to the acquisitions of Tech Aviation and Central Plains by FBO Air, Inc.

These pro forma financial statements:

(a)   Cash due Tech Aviation and Central Plains at closing -

(b) Recording of funds raised to fund purchase price and conversion of convertible notes to common stock.

(c) Recording of purchase of intangible assets, fixed assets at fair value and goodwill

(d)   Elimination of stockholders deficiency

(e)   Recording debt issued at closing

(f)   Elimination of assets not purchased and liabilities not assumed

(g)   Recording depreciation of fixed assets

(h)   Recording additional interest expense for debt assumed in acquisition

(i) Record interest expense and accretion of discount on senior notes, less interest on debt converted to common stock.

(j)   Record 8% dividends and accretion of discount on preferred stock issued.

TECH AVIATION SERVICE, INC.

FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2004  AND 2003 AND FOR THE YEARS
ENDED DECEMBER 31, 2004 AND 2003

                          TECH AVIATION SERVICES, INC.
                              FINANCIAL STATEMENTS

                                   YEARS ENDED
                           DECEMBER 31, 2004 AND 2003

                          TECH AVIATION SERVICES, INC.

                     YEARS ENDED DECEMBER 31, 2004 AND 2003

                                Table of Contents

Independent auditors' report                                                1

Financial statements:

    Balance sheet                                                           2

    Statements of operations                                                3

    Statements of changes in shareholder's deficit                          4

    Statements of cash flows                                                5
    Notes to the financial statements                                     6 - 10

                          Independent Auditors' Report

Shareholders
Tech Aviation Services, Inc.
Avoca, Pennsylvania

We have audited the accompanying balance sheet of Tech Aviation Services, Inc. (the "Company") as of December 31, 2004 and the related statements of operations, changes in shareholders' deficit and of cash flows for the two years ending December 31, 2004 and 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principals used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tech Aviation Services, Inc. as of December 31, 2004 and the results of its operations and its cash flows for the years ended December 31, 2004 and 2003, in conformity with accounting principles generally accepted in the United States of America.


/s/ KRONICK KALADA BERDY & CO. P.C.

Kingston, Pennsylvania
May 12, 2005

                          TECH AVIATION SERVICES, INC.

                                  BALANCE SHEET

                                DECEMBER 31, 2004

                                     ASSETS

Current assets:
    Cash                                                              $ 138,701
    Trade receivables, net of allowance for
      doubtful accounts of $6,800                                       201,424
    Inventory                                                           102,450
    Prepaid expenses                                                    153,305
                                                                      ---------

         Total current assets                                           595,880

Equipment, net                                                           75,240
                                                                      ---------

              Total assets                                            $ 671,120
                                                                      =========

                     LIABILITIES AND SHAREHOLDERS' DEFICIT

Current liabilities:
    Lines of credit                                                   $  20,205
    Current portion of long-term debt                                   113,000
    Accounts payable                                                    175,598
    Accrued expenses:
        Engine maintenance                                               71,734
        Payroll and payroll related expenses                             22,532
        Other                                                            25,646
    Notes payable, shareholders                                          29,343
    Customer deposits                                                    74,706
                                                                      ---------

         Total current liabilities                                      532,764
                                                                      ---------

Long-term debt, net of current portion                                  240,833
                                                                      ---------

Shareholders' deficit:
    Common stock, $1 par value, 1,000 shares
       authorized, issued and outstanding                                 1,000
    Additional paid in capital                                           99,000
    Deficit                                                            (202,477)
                                                                      ---------

                                                                       (102,477)

              Total liabilities and shareholders' deficit             $ 671,120
                                                                      =========

                        See notes to financial statements

                          TECH AVIATION SERVICES, INC.

                            STATEMENTS OF OPERATIONS

                     YEARS ENDED DECEMBER 31, 2004 AND 2003

                                                       2004             2003
                                                    -----------     -----------

Revenue:
    Fuel sales                                      $ 2,388,512     $ 1,931,736
    Charter sales                                     1,901,116       1,841,629
    Maintenance                                         344,964         537,335
    Flight school                                       342,575         249,108
    Fees                                                124,247         135,642
    Rent                                                 87,897         103,334
    Aircraft services                                    67,633          59,331
    Other                                                23,245          14,101
    Management fee                                       98,000          75,000
                                                    -----------     -----------
         Total revenue                                5,378,189       4,947,216

Cost of sales                                         2,980,193       2,823,672
                                                    -----------     -----------

Gross profit                                          2,397,996       2,123,544
                                                    -----------     -----------

Operations expenses:
    Payroll and payroll related expenses              1,301,540       1,263,660
    Insurance                                           159,624         157,208
    Rent expense                                        131,105         131,042
    Airport commissions                                 108,834          99,738
    Supplies                                             57,931          50,131
    Service fees                                         54,453          49,003
    Travel and entertainment                             44,254          49,421
    Utilities                                            41,805          40,280
    Repairs and maintenance                              35,993          36,106
    Outside services                                     33,645          56,484
    Interest expense                                     25,676          37,073
    Other operating expenses                            183,721         170,954
                                                    -----------     -----------
         Total expenses                               2,178,581       2,141,100
                                                    -----------     -----------

Income (loss) from operations                           219,415         (17,556)
                                                    -----------     -----------

Other income:
    Gain on sale of assets                                               22,155
                                                                    -----------

Net income                                          $   219,415     $     4,599
                                                    ===========     ===========

                        See notes to financial statements

                          Tech Aviation Services, Inc.
                 Statements of Changes in Shareholder's Deficit

                     Years ended December 31, 2004 and 2002

                                           Additional                 Total
                               Common       Paid in                Shareholders'
                                Stock       Capital      Deficit     Deficit
                              ---------    ---------    ---------    ---------

Balance at January 1, 2003    $   1,000    $  99,000    $(394,491)   $(294,491)

Net income for the year ended
  December 31, 2003                                         4,599        4,599
                              ---------    ---------    ---------    ---------

Balance at December 31, 2003      1,000       99,000     (389,892)    (289,892)

Net income for the year ended
December 31, 2004                                         219,415      219,415

Dividends                                                 (32,000)     (32,000)
                              ---------    ---------    ---------    ---------

Balance at December 31, 2004  $   1,000    $  99,000    $(202,477)   $(102,477)
                              =========    =========    =========    =========

                        See notes to financial statements

                          Tech Aviation Services, Inc.
                            Statements of Cash Flows

                     Years ended December 31, 2004 and 2003


                                                        2004         2003
                                                     ---------    ---------
Cash flows from operating activities:
Net income                                           $ 219,415    $   4,599
Adjustments:
Depreciation                                            22,301       20,972
Provision for doubtful accounts                         16,445          997
Gain on sale of assets                                 (22,155)
      Change in:
       Receivables                                      45,433      (32,031)
       Inventory                                        (9,844)     (13,878)
       Prepaid expenses                                 (7,864)     (24,220)
       Accounts payable                                (51,773)      16,108
       Accrued expenses                                 30,335       21,330
       Customer deposits                               (15,570)      (5,378)
                                                     ---------    ---------

    Cash flows provided by
       (used in) operating activities                  248,878      (33,656)
                                                     ---------    ---------

Cash flows from investing activities:
Acquisition of equipment                               (71,223)      (3,117)
Proceeds from sale of assets                                         22,155
                                                     ---------    ---------

    Cash flows provided by
       (used in) investing activities                  (71,223)      19,038
                                                     ---------    ---------

Cash flows from financing activities:
   Net proceeds (repayments) on lines of credit        (19,795)      40,000
   Repayments on long-term debt                        (90,930)    (262,436)
Proceeds on long-term debt                                          125,000
Dividends paid                                         (32,000)
Proceeds from notes payable, shareholder                             16,155
                                                     ---------    ---------

    Cash flows used in financing activities           (142,725)     (81,281)
                                                     ---------    ---------

Net increase (decrease) in cash                         34,930      (95,899)

Cash, beginning                                        103,771      199,670
                                                     ---------    ---------

Cash, ending                                         $ 138,701    $ 103,771
                                                     =========    =========

Supplemental disclosure of cash flows information:
    Cash paid for interest                           $  25,676    $  37,073
                                                     =========    =========

                        See notes to financial statements

                          TECH AVIATION SERVICES, INC.

                          NOTES TO FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 2004 AND 2003

1.    Business and summary of significant accounting policies:

      Description of business:

      Tech Aviation Services, Inc. is a fixed base operator. It also leases aircraft from other companies for its own use and leases aircraft to other companies under short-term leases. It also conducts flight lessons and charter flights. The Company's customer base is principally concentrated in Northeastern Pennsylvania.

      Recognition of revenue:

      Revenue is recognized at the time product is sold or services are rendered.

      Use of estimates:

      Management uses estimates and assumptions in preparing financial statements. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities and the reported revenues and expenses. Actual amounts could differ from these estimates.

      Receivables:

      Receivables are stated at the amount management expects to collect from outstanding balances. Management provides for probable uncollectible amounts through a charge to earnings and a credit to a valuation allowance based on its assessment of the current status of individual accounts. Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to receivables. The Company perform ongoing credit evaluations of customers' financial condition. It generally requires no collateral.

      Inventories:

      Inventories consist of repair parts, fuel and various supplies, all of which are valued at the lower of cost or market. Cost is determined on a first-in, first-out basis.

      Equipment and depreciation:

      These assets are stated at cost. Depreciation is being provided by accelerated and straight line methods over the estimated useful lives of the assets.

      Income taxes:

      The Company has elected to be treated as an S Corporation for federal and state income tax reporting. Any tax reporting income or loss will be included in the individual shareholder's income tax returns.

      Advertising:

      The Company follows the policy of charging advertising production and communication costs to expense when the advertising first occurs. Advertising expense was $19,000 and $38,000 for the years ended December 31, 2004 and 2003, respectively.

                          TECH AVIATION SERVICES, INC.

                     YEARS ENDED DECEMBER 31, 2004 AND 2003

2.    Concentration of credit risk:

      The Company maintains its cash in various commercial banks located in Pennsylvania. Accounts are insured by the Federal Deposit Insurance Corporation (FDIC) up to $100,000. At December 31, 2004, the Company's cash balance in a commercial bank exceeded the FDIC insurance coverage by $113,000.

3.    Equipment, net:

      Equipment is comprised of the following:

                                                                  Depreciable
                                                                     lives
                                                                  -----------

Aircraft and equipment                             $  305,377       5-7 years
Shop equipment                                        131,383      7-15 years
Furniture and fixtures                                 51,253       5-7 years
Vehicles                                                7,693         5 years
                                                   ----------
                                                      495,706
Accumulated depreciation                              420,466
                                                   ----------

                                                   $   75,240
                                                   ==========

4.    Lines of credit:

      The Company established a credit line with Wells Fargo Bank in the amount of $70,000. The interest rate is prime plus 3.75%. The balance at December 31, 2004 was $12,100 with an interest rate of 9%. This line is guaranteed by the Company shareholders.

      The Company also has a line of credit with PNC Bank in the amount of $100,000. The balance at December 31, 2004 was $8,105 and the interest rate is 5.75%. This line is guaranteed by the shareholders of the Company.

5.    Notes payable, shareholder:

      These notes are due to the shareholders of the Company. The notes are non-interest bearing, unsecured, and due on demand.

                          TECH AVIATION SERVICES, INC.

                     YEARS ENDED DECEMBER 31, 2004 AND 2003

6.    Long-term debt:

      Long-term debt at December 31, 2004 consists of the following:

Note payable - Pennstar Bank (A)                                        $104,478

Note payable - Pennstar Bank (B)                                          36,000

Note payable - Pennstar Bank (C)                                         153,061

Note payable - Wilkes-Barre/Scranton International Airport (D)            60,294
                                                                        --------
                                                                         353,833
Less current maturities                                                  113,000
                                                                        --------

Long-term portion                                                       $240,833
                                                                        ========

(A) Note payable - Pennstar Bank requires monthly payments of $2,083 plus interest on the outstanding principal balance at the rate of 6% per year. The note is secured by all assets. In addition, two of the Company's shareholders are co-borrowers for this note payable. This loan matures in October 2008.

(B) Note payable - Pennstar Bank requires monthly principal and interest payments of $797 which includes interest at 7.125%. This loan is secured by equipment and matures June 2009. In addition, two of the Company's shareholders are co-borrowers for this note payable.

(C) Note payable - Pennstar Bank requires monthly payments of $7,031 which includes interest at 6.50% per year. The note is secured by a first lien security interest in the Company's inventory, machinery, equipment, furniture and fixtures and in the Company's accounts receivable. The note is also secured by the personal guaranty of two of the Company's shareholders. This line matures in November 2006.

(D) Note payable - Wilkes-Barre/Scranton International Airport bears interest at an imputed rate of 5% per year. The principal of the loan is being amortized over fifteen years with varying monthly payments, final payment due August 2008. If certain capital improvements are made to the facility that the Company leases from the Airport by September 2005, up to $75,000 of the cost of those improvements will reduce loan principal and interest.

                          TECH AVIATION SERVICES, INC.

                     YEARS ENDED DECEMBER 31, 2004 AND 2003

6.    Long-term debt (continued):

      The aggregate maturities of long-term debt, assuming Airport loan funds are not expended on capital improvements to the facility, are as follows:

              Years ending December 31
              ------------------------
              2005                                              $ 113,000
              2006                                                115,000
              2007                                                 42,000
              2008                                                 65,000
              2009                                                 18,833
                                                                ---------

                                                                $ 353,833
                                                                =========

7.    Lease arrangements:

      The Company leases refueling trucks and airplanes. The refueling truck lease agreement is on a month-to-month basis. As of December 31, 2004, the refueling truck lease requires monthly rental payments of $4,351. Several short-term airplane leases require monthly rental payments based upon the number of hours the planes are used. For 2004 and 2003, the rental expenses under these leases were $524,000 and $570,000, respectively.

      The Company leases its operating facility under the terms of a fixed base operator's lease and operating agreement with the Wilkes-Barre/Scranton International Airport. The agreement is for an initial term of ten years (expiring in 2013) with two five year renewal periods. The agreement requires payment of monthly rents of $6,250 plus additional payments based on certain of the Company's revenues. For 2004 and 2003, the rental expense under this lease was $75,000. In addition, per-gallon fees for certain fuel sales and commissions on landing, parking, tie-down and other types of fees incurred under this agreement are charged by the Company to its aviation customers. For 2004 and 2003, the additional fees and commissions were $109,000 and $100,000, respectively.

8.    Defined contribution plan:

      The expense for this plan was $5,000 in 2004 and $6,000 in 2003.

                          TECH AVIATION SERVICES, INC.

                     YEARS ENDED DECEMBER 31, 2004 AND 2003

9.    Litigation:

      The Company entered into a business relationship with Raintree Express, Inc., to operate an aircraft owned by Raintree Express, Inc., for charter flights. Due to mechanical problems, the Company was never able to achieve full reimbursement for its costs of operation and maintenance and there remains approximately $22,000 in recorded unpaid receivables. Raintree has demanded damages in excess of $161,769 because of the failure to operate the plane "in accordance with the agreement" which was never fully executed. The Company retains possession of the aircraft pending payment of its charges, claiming a common law artisan's lien against the aircraft. Raintree has commenced an action in Monroe County, Pennsylvania, by filing and serving a Writ of Summons. The Company will vigorously defend the monetary damage claim. In the opinion of counsel, the outcome of the litigation will be favorable; accordingly, no liability for damages has been recorded.

10.   Prior financial statements:

      For the years ended December 31, 2004 and 2003, the Company previously issued statements in accordance with the income tax basis. Due to the change in reporting basis, the Company's deficit at January 1, 2003 was increased by approximately $76,000.

11.   Subsequent event:

      On March 31, 2005, the Company entered into a Stock Purchase Agreement ("Agreement") with FBO Air-Wilkes-Barre, Inc. ("FBO Air"). Pursuant to the Agreement, FBO Air will acquire all of the issued and outstanding shares of common stock of the Company. The consideration to be paid by FBO Air to shareholders of the Company for the shares is $2,000,000, subject to adjustments defined in the Agreement.

CENTRAL PLAINS, INC.

FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2004 AND FOR THE YEARS
ENDED DECEMBER 31, 2004 AND 2003

                          CENTRAL PLAINS AVIATION, INC.

                              FINANCIAL STATEMENTS

                           December 31, 2004 AND 2003

                          CENTRAL PLAINS AVIATION, INC.

                                    CONTENTS

                                                                            Page
                                                                            ----
Independent Auditor's Report                                                  1

Balance Sheets                                                                2

Statements of Income and Retained Earnings                                    3

Statements of Cash Flows                                                      4

Notes to Financial Statements                                                5-9

                            INDEPENDENT AUDITORS' REPORT



To the Board of Directors of
Central Plains Aviation, Inc.
Garden City, KS

We have audited the accompanying balance sheets of Central Plains Aviation, Inc. as of December 31, 2004 and 2003, and the related statements of income and retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Central Plains Aviation, Inc. as of December 31, 2004 and 2003, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.




/s/ Marcum & Kliegman LLP

March 1, 2005, (except for Note 9,
as to which the date is March 31, 2005).

                          CENTRAL PLAINS AVIATION, INC.
                                 BALANCE SHEETS
                           December 31, 2004 and 2003

                                     ASSETS
CURRENT ASSETS                                                            2004       2003
                                                                        --------   --------
     Cash                                                               $ 16,143   $  8,656
     Accounts receivable, less allowance for doubtful
         accounts of $1,032 in 2004                                       29,823     41,821
     Other receivable                                                     44,000         --
     Inventory                                                            33,886     18,530
                                                                        --------   --------

TOTAL CURRENT ASSETS                                                     123,852     69,007

PROPERTY AND EQUIPMENT, at cost,
     less accumulated depreciation                                       144,439    344,597
                                                                        --------   --------

TOTAL ASSETS                                                            $268,291   $413,604
                                                                        ========   ========

                      LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
     Accounts payable                                                   $ 25,769   $ 36,436
     Accrued liabilities                                                  10,135     22,947
     Customer prepayments                                                  4,720     13,257
     Notes payable                                                        84,000    245,449
     Current portion of  long-term debt                                       --     14,300
                                                                        --------   --------

TOTAL LIABILITIES                                                        124,624    332,389
                                                                        --------   --------

STOCKHOLDERS' EQUITY
     Common stock, $10 per share par value,  4,000 shares authorized,
         issued and outstanding                                           40,000     40,000
     Additional paid in capital                                           14,029     14,029
     Retained earnings                                                    89,638     27,186
                                                                        --------   --------

TOTAL STOCKHOLDERS' EQUITY                                               143,667     81,215
                                                                        --------   --------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                              $268,291   $413,604
                                                                        ========   ========

               The accompanying Notes to Financial Statements are
                      an integral part of this statement.

                          CENTRAL PLAINS AVIATION, INC.
                   STATEMENTS OF INCOME AND RETAINED EARNINGS
                 For the years ended December 31, 2004 and 2003


                                                        2004            2003
                                                    -----------     -----------
SALES                                               $ 1,259,414     $ 1,123,391
COST OF SALES                                           885,479         742,079
                                                    -----------     -----------
GROSS PROFIT                                            373,935         381,312

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES            385,998         403,746
                                                    -----------     -----------

OPERATING LOSS                                          (12,063)        (22,434)
                                                    -----------     -----------

OTHER INCOME (EXPENSE)
     Interest expense                                    (9,986)        (16,464)
     Gain (loss) on sale of property and equipment       84,501         (11,116)
                                                    -----------     -----------

         TOTAL OTHER INCOME (EXPENSE)                    74,515         (27,580)
                                                    -----------     -----------

         NET INCOME (LOSS)                               62,452         (50,014)

RETAINED EARNINGS, BEGINNING OF YEAR                     27,186          77,200
                                                    -----------     -----------

RETAINED EARNINGS, END OF YEAR                      $    89,638     $    27,186
                                                    ===========     ===========

               The accompanying Notes to Financial Statements are
                      an integral part of this statement.

                          CENTRAL PLAINS AVIATION, INC.
                            STATEMENTS OF CASH FLOWS
                 For the years ended December 31, 2004 and 2003

                                                            2004         2003
                                                         ---------    ---------
CASH FLOWS FROM OPERATING ACTIVITIES
     Net income (loss)                                   $  62,452    $ (50,014)
     Adjustments to reconcile net income to net cash
       provided (used) by operating activities:
         Depreciation                                       74,158       87,010
         (Gain) loss on sale of property and equipment     (84,501)      11,116
         Provision for doubtful accounts                     1,032       11,915
         (Increase) decrease in:
              Accounts receivable                           10,966      (26,432)
              Inventories                                  (15,356)      (2,507)
         Increase (decrease) in:
              Accounts payable                             (10,667)      20,264
              Accrued liabilities                          (12,812)      15,816
              Customer prepayments                          (8,537)       5,467
                                                         ---------    ---------

NET CASH PROVIDED BY OPERATING ACTIVITIES                   16,735       72,635
                                                         ---------    ---------

CASH FLOWS FROM INVESTING ACTIVITIES
     Purchases of property and equipment                        --     (122,865)
     Proceeds from sale of property and equipment          166,500       66,239
                                                         ---------    ---------

NET CASH PROVIDED (USED) BY INVESTING ACTIVITIES           166,500      (56,626)
                                                         ---------    ---------

CASH FLOWS FROM FINANCING ACTIVITIES
     Decrease in cash overdraft                                 --       (6,005)
     Payments on long-term debt                            (14,300)    (159,606)
     Net increase (decrease) in notes payable             (161,448)     158,258
                                                         ---------    ---------

NET CASH USED BY FINANCING ACTIVITIES                     (175,748)      (7,353)
                                                         ---------    ---------

INCREASE IN CASH                                             7,487        8,656

CASH, BEGINNING OF PERIOD                                    8,656           --
                                                         ---------    ---------

CASH, END OF PERIOD                                      $  16,143    $   8,656
                                                         =========    =========

INTEREST PAID DURING THE YEAR                            $   9,986    $  16,464
                                                         =========    =========


Non cash disclosures of operating  and investing activities

The Company sold property and equipment during 2004 as follows:

Sale of property and equipment                       210,500

Proceeds from sale of property and equipment         166,500
                                                     -------
Receivable from sale of property and equipment        44,000
                                                     =======

               The accompanying Notes to Financial Statements are
                      an integral part of this statement.

                          CENTRAL PLAINS AVIATION, INC.
                         NOTES TO FINANCIAL STATEMENTS
                 For the years ended December 31, 2004 and 2003

(1)   Summary of significant accounting policies

      Operations

      Central Plains Aviation, Inc. operates a fixed based operation which involves aircraft and jet fuel sales and aircraft rental. Operations are located at the Garden City Municipal Airport, Garden City, Kansas. Major sources of revenue include aircraft and jet fuel sales of 91%, aircraft rental of 5%, and other services of 4%.

      Revenue Recognition

      Revenue and the related receivable for sales of goods and services are recorded at the time of delivery of the goods and services. Revenue for aircraft rental is recognized at the time the service is provided

      Cash equivalents

      For purposes of the statement of cash flows, the Company has defined cash equivalents to include short-term investments and marketable securities with original maturity dates of three months or less.

      Accounts receivable

      Accounts receivable are carried at their estimated collectible amounts. Accounts receivable are periodically evaluated for collectibility and the allowance for doubtful accounts is adjusted accordingly. Management determines collectibility based on their experience and knowledge of the customers. Accounts receivable are pledged as collateral for the line of credit included in notes payable.

      Inventory

      Inventory consists of fuel, oil, and pilot supplies and is stated at the lower of cost or market determined by the first-in, first out method.

      The cost of major scheduled maintenance, overhauls and modification to airframes, engines and certain components are capitalized. Anytime maintenence and repairs are charged to expense as unearned.

      Property and Equipment

      Property and equipment is stated at cost. Maintenance and repairs are charged to expense as incurred; costs of major additions and betterments are capitalized. When property and equipment is sold or otherwise disposed of, the cost and related accumulated depreciation are eliminated from the accounts and any resulting gain or loss is reflected in income. Three aircraft and one vehicle with a combined cost of approximately $179,000 are pledged as collateral for long-term debt (See note 4).

      Depreciation

      Depreciation is provided using the straight-line method over the estimated useful lives of the related assets

                          CENTRAL PLAINS AVIATION, INC.
                         NOTES TO FINANCIAL STATEMENTS
                 For the years ended December 31, 2004 and 2003

(1)   Summary of significant accounting policies (continued)

      Advertising costs

      Advertising costs are charged to expense as incurred and amounted to $5,668 and $5,266 for 2004 and 2003, respectively.

      Income taxes

      The stockholders have elected to be taxed as an S corporation. As a result of this election, the Company is not liable for income taxes; instead, each stockholder is responsible for taxes on their proportionate share of the Company's income.

      Use of estimates

      The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(2)   Inventory

      Inventory consists of the following:

                                                       2004                2003
                                                     -------             -------
            Fuel                                     $31,830             $16,165
            Oil                                          461               1,150
            Pilot supplies                             1,595               1,215
                                                     -------             -------

                Total                                $33,886             $18,530
                                                     =======             =======

                          CENTRAL PLAINS AVIATION, INC.
                         NOTES TO FINANCIAL STATEMENTS
                 For the years ended December 31, 2004 and 2003

(3)   Property and equipment

      Property and equipment consists of the following:

                                                                       Estimated
                                                                        Useful
                                             2004            2003      Estimated
                                           ---------      ---------    ---------
Aircraft                                   $ 286,700      $ 516,309      5 years
Vehicles                                     182,321        182,321      5 years
Office furniture                              27,023         27,023      7 years
Tools and shop equipment                      10,595         10,595      5 years
                                           ---------      ---------

                                             506,639        736,248

Less accumulated depreciation               (362,200)      (391,651)
                                           ---------      ---------

Property and equipment, net                $ 144,439      $ 344,597
                                           =========      =========

      Depreciation expense for the years ended December 31, 2004 and 2003 was $74,158 and $87,010, respectively.

(4)   Notes payable

      Notes payable consists of the following:

                                                             2004         2003
                                                            -------     --------
      Note payable to Commerce Bank, N.A. collateralized
      by three aircraft and one vehicle,  due June 10,
      2005 with a fixed interest rate of 7%.                $84,000     $214,697

      Line of credit with Commerce Bank, N.A.
      collateralized by accounts receivable, three fuel
      trucks, certain other equipment and personal
      guarantees of the shareholders' of the Company,
      due October 15, 2004. Interest rate is variable and
      will not be less than 5.75%.                               --       30,752
                                                            -------     --------

      Total                                                 $84,000     $245,449
                                                            =======     ========

                          CENTRAL PLAINS AVIATION, INC.
                         NOTES TO FINANCIAL STATEMENTS
                 For the years ended December 31, 2004 and 2003

(6)   Operating lease

      The Company leases its facilities from the City of Garden City, Kansas under a five year lease agreement. The agreement expires December 31, 2007 with the Company having the option to extend the lease for an additional five year term. Any extension is subject to the parties negotiating the terms and conditions applicable and controlling for the extension. Either party can voluntarily terminate the lease by giving the other party not less than ninety (90) days written notice. Rental fees consist of a base rent of $1,406 per month for the year 2003, adjusted annually for the Consumer Price Index (CPI) - Mountain Plains Region. In addition a fuel flowage fee of $.06 per gallon in 2003 will be due monthly. The fuel flowage fee is to be reviewed annually by the Garden City Regional Airport, the City of Garden City, and the Company. Rental expense under this agreement for 2004 and 2003 was $17,509 and $16,825, respectively. The flowage fee under this agreement for 2004 and 2003 was $42,734 and $35,126, respectively.

(7)   Retirement plan

      The Company has a SIMPLE retirement plan. The Company contributions match 100% of the employees' contribution up to a maximum of 3% of employee compensation. Company contributions for 2004 and 2003 were $2,931 and $2,481, respectively.

(8)   Related party transactions

      During 2004 and 2003, the Company had repairs made to its aircraft by an entity owned by a relative of one of the shareholders of the Company in the amount of $8,083 and $5,409, respectively. At December 31, 2003, the Company owed the related party $35,059 for the overhaul of two aircraft engines that the Company capitalized and began depreciating during 2003.

(9)   Subsequent event

      As of March 31, 2005, the Company sold its inventories, all rights and interests to all contracts, leases of personal property, purchase orders, customer orders, supply agreements, distribution agreements, independent sales representative agreements, license agreements, customer lists, and essentially all property and equipment excluding its aircraft. At the date of closing the Company received cash of $435,000, a receivable of $30,958 and a $240,000 promissory note, with a term of eighteen months, bearing interest of five percent and due in quarterly payments. The agreement includes an employment agreement for the term of 18 months with one of the shareholders of the company and a covenant not to compete directly or indirectly for five years after the date of closing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to the report to be signed on its behalf by the undersigned hereunto duly authorized.

Date June 14, 2005

                                            By: /s/ Ronald J. Ricciardi
                                                --------------------------
                                                Ronald J. Ricciardi

FBO Air, Inc.                                   President, CEO